EXHIBIT 10.1

Execution Version

[***] Certain information in this exhibit has been omitted because it is permitted to be omitted by applicable regulatory guidance.

CONSENT, PARTIAL RELEASE AND THIRD AMENDMENT TO LOAN AGREEMENT

This Consent, Partial Release, Third Amendment to Loan Agreement (this “Amendment”), dated as of February 5, 2024 (the “Third Amendment Effective Date”), is entered into by and among COHERUS BIOSCIENCES, INC., a Delaware corporation (as “Borrower” and a Credit Party), the Guarantors from time to time party thereto (each, a “Guarantor” and collectively, the “Guarantors”), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).

RECITALS

WHEREAS, Borrower, Guarantors, the Collateral Agent and the Lenders have entered into that certain Loan Agreement, dated as of January 5, 2022 (as amended by that certain First Amendment, dated as of April 7, 2022 and that certain Second Amendment and Waiver, dated as of February 6, 2023, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”) and that certain Guaranty and Security Agreement, dated as of January 5, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Security Agreement”);

WHEREAS, the Borrower intends to sell to Sandoz Inc. (“Buyer”), and Buyer intends to purchase from the Borrower, pursuant to that certain Purchase and Sale Agreement dated as of January 19, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “PSA”), all of the issued and outstanding Interests (as defined in the PSA) of Coherus Ophthalmology, LLC, a Delaware limited liability company and a Guarantor (“Ophthalmology”);

WHEREAS, in connection with the consummation of the transactions contemplated by the PSA and the other Transaction Documents (as defined in the PSA) (the “Ophthalmology Transactions”) and pursuant to Section 6.15 of the PSA, the Borrower and Buyer intend to enter into the Transition Services Agreement (as defined in the PSA), pursuant to which the Borrower or its Subsidiaries will provide, or cause to be provided, to Buyer certain services on a transitional basis, including providing access to data and other acts in furtherance of the Ophthalmology Transactions (the “Transition Services”);

WHEREAS, the Borrower requests release of Ophthalmology from its obligations under the Loan Documents to which it is a party and release of the Liens and security interest granted to the Collateral Agent on the Equity Interest of Ophthalmology and on the assets owned by Ophthalmology (the “Ophthalmology Release”);

WHEREAS, the Borrower intends to dispose or otherwise Transfer to a third party such assets as are set forth in Annex I attached hereto (such Transfers, together with the Ophthalmology Transactions, collectively, the “Transactions”) and requests release of the Liens and security interest granted to the Collateral Agent on such assets (the “Asset Release”);

WHEREAS, the consummation of the Transactions requires disposition of certain portion of the Collateral, the direct or indirect Transfer of which is prohibited under Section 6.1 of the Loan Agreement;

WHEREAS, the Borrower intends to prepay on the later of April 1, 2024 and two (2) Business Days following the Closing Date (as defined in the PSA), outstanding principal amounts under the Term Loans in the amount of $175,000,000 (the “Term Loan Prepayment”);

WHEREAS, such Term Loan Prepayment constitutes a prepayment in part, and not in whole, of the outstanding principal amounts under the Term Loans and, consequently, is prohibited under Section 2.2(c) of the Loan Agreement;

WHEREAS, the Borrower requests certain additional releases as set forth in Part 1 of Annex III attached hereto (collectively, the “Specified Releases”, and together with the Ophthalmology Release and the Asset Release, collectively, the “Releases”);

WHEREAS, notwithstanding anything to the contrary set forth in the Loan Documents, including the requirements set forth in Section 2.2(c) and Section 6.1 of the Loan Agreement, the Borrower has requested that the Required Lenders and Collateral Agent consent, and the Required Lenders and Collateral Agent have agreed to consent, on the terms and subject to the conditions set forth herein, to (a) the Transactions (including the Borrower’s or any of its Subsidiary’s performance of the Transition Services), (b) the Term Loan Prepayment and (c) the Releases (such consent, the “Specified Consent”); and

WHEREAS, in accordance with Section 11.5 of the Loan Agreement, Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and the Lenders desire to amend the Loan Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1.Definitions; Interpretation.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.  The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2.Consent, Limited Release and Amendments to Loan Agreement.

(a)The Required Lenders and the Collateral Agent hereby consent to the consummation of the Transactions.

(b)The Required Lenders and the Collateral Agent hereby (i) release Ophthalmology from its obligations under each Loan Document to which it is a party, (ii) release the Liens and security interest granted to the Collateral Agent on the Equity Interest of Ophthalmology and on the assets owned by Ophthalmology, (iii) authorize the Borrower, the Buyer and any of their designees to file a UCC amendment to evidence such release and (iv) agree to execute and deliver such other release documents reasonably requested in writing by the Borrower or the Buyer to evidence such release.

(c)The Collateral Agent hereby (i) releases the Liens and security interest granted to the Collateral Agent on such assets as set forth in Part 1 of Annex III attached hereto and consents to the Transfer of any such assets, (ii) releases certain obligations as set forth in Part 1 of Annex III attached hereto, (iii) authorizes the Borrower and any of its designees to file a UCC amendment to evidence such release and (iv) agrees to execute and deliver such other release documents reasonably requested in writing by the Borrower to evidence such release.

(d)The Required Lenders and the Collateral Agent hereby consent to the Term Loan Prepayment; provided, however, that the Closing Date (as defined in the PSA) occurs and the Term Loan Prepayment occurs on the later of two (2) Business Days thereafter and April 1, 2024; provided, further, that the Term Loan Prepayment shall be applied to the outstanding Term Loans in such amounts as the Required Lenders determine in their sole discretion (and the Collateral Agent shall notify Borrower in writing regarding such application and the principal amount of the Term Loans which remain outstanding as a result thereof); provided, further, that the Term Loan Prepayment shall be accompanied by any and all accrued and unpaid interest thereon through the date of such Term Loan Prepayment, and any and all amounts payable in connection with such Term Loan Prepayment pursuant to Section 2.2(e), Section 2.2(f) (as applicable) and Section 2.4 of the Loan Agreement; provided, finally, that, notwithstanding anything in Section 2.2(e) or Section 2.2(f) of the Loan Agreement to the contrary:

(i)

the Makewhole Amount payable with respect to the Term Loan Prepayment shall be the average of (x) the Makewhole Amount payable with respect to such Term Loan Prepayment calculated as if such Term Loan Prepayment is applied first to the Tranche A Loan until repaid in full, second to the Tranche B Loan until repaid in full, and third to the Tranche D Loan until repaid in full and (y) the Makewhole Amount payable with respect to such Term Loan Prepayment calculated as if such Term Loan Prepayment is applied first to the Tranche D Loan until repaid in full, second to the Tranche B Loan until repaid in full and third to the Tranche A Loan until repaid in full; and

(ii)

the Prepayment Premium payable with respect to the Term Loan Prepayment shall be the average of (x) the Prepayment Premium payable with respect to such Term Loan Prepayment calculated as if such Term Loan Prepayment is applied first to the Tranche A Loan until repaid in full, second to the Tranche B Loan until repaid in full, and third to the Tranche D Loan until repaid in full and (y) the Prepayment Premium payable with respect to such Term Loan Prepayment calculated as if such Term Loan Prepayment is applied first to the Tranche D Loan until repaid in full, second to the Tranche B Loan until repaid in full and third to the Tranche A Loan until repaid in full.

(e)The Loan Agreement shall be amended by deleting in its entirety Section 6.15 of the Loan Agreement and replacing it as follows:

““6.15 Minimum Net Sales.

(a)From and after the Third Amendment Effective Date and without violating any other term or provision of this Agreement, permit the trailing twelve-month Net Sales, tested quarterly at the end of each fiscal quarter commencing with the first full fiscal quarter occurring after the Third Amendment Effective Date and continuing through the fiscal quarter ending December 31, 2026, to be less than $125,000,000.  For the avoidance of doubt, the amount of Net Sales of Product described in clause (d) of the definition thereof shall be included in calculation of Net Sales for purposes of determining compliance with this Section 6.15(a).

(b)From and after the Third Amendment Effective Date and without violating any other term or provision of this Agreement, permit the trailing twelve-month Net Sales of Product described in clause (d) of the definition thereof, tested quarterly at the end of each fiscal quarter commencing on quarter ending December 31, 2024, to be less than the applicable amount set forth on Annex II to the Third Amendment.”

(f)The Loan Agreement shall be amended by deleting in its entirety sub-clause (ii) of Section 7.2(a) of the Loan Agreement and replacing it as follows:

“(ii)violates or breaches any covenant or agreement in Section 6 (including, for the avoidance of doubt, violations or breaches of the mandatory prepayment requirement set forth in clause (q) of the definition of Permitted Transfers) or the requirement to make the Term Loan Prepayment (as defined in the Third Amendment) on the later of April 1, 2024 and two (2) Business Days following the Closing Date (as defined in the PSA (as defined in the Third Amendment));”

(g)The Loan Agreement shall be amended by re-numbering clause (q) of the definition of Permitted Transfers in Section 13.1 of the Loan Agreement as clause (r), and adding the following as new clause (q) of the definition of Permitted Transfers in Section 13.1 of the Loan Agreement:

“(q)Transfers of any of the assets or properties described in Annex I to the Third Amendment, but only so long as (i) Borrower or such Subsidiary shall promptly, and in any event no later than three (3) Business Days thereafter, notify the Collateral Agent in writing of the occurrence of such Transfer and the cash proceeds therefrom, and (ii) notwithstanding anything in Section 2.2(c)(i) to the contrary, Borrower or such Subsidiary shall, no later than two (2) Business Days following the date on which Borrower or such Subsidiary receives cash proceeds of any such Transfer(s), individually or in the aggregate, of more than $10,000,000, prepay the Term Loans in an amount equal to (x) the cash proceeds of such Transfer(s) in excess of $10,000,000 (provided, that the amount of such excess is greater than or equal to $1,000,000), net of (1) any Taxes thereon, (2) expenses actually incurred in connection therewith and (3) any then-outstanding and noncancelable obligations under contract manufacturing organization contracts (but only to the extent not previously netted from such cash proceeds received, to avoid any double-counting); provided, that such prepayment shall be applied to the outstanding Term Loans in such amounts as the Required Lenders determine in their sole discretion (and the Collateral Agent shall notify Borrower in writing regarding such application and the principal amount of the Term Loans which remain outstanding as a result thereof).  Any prepayment required to be made pursuant to this clause (q) shall be accompanied by any and all amounts payable in connection with such prepayment pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and Section 2.4 of the Loan Agreement; provided, that, notwithstanding anything in Section 2.2(e) or Section 2.2(f) of the Loan Agreement to the contrary:

(i)

the Makewhole Amount payable with respect to such prepayment shall be the average of (x) the Makewhole Amount payable with respect to such prepayment calculated as if such prepayment is applied first to the Tranche A Loan until repaid in full, second to the Tranche B Loan until repaid in full, and third to the Tranche D Loan until repaid in full and (y) the Makewhole Amount payable with respect to such prepayment calculated as if such prepayment is applied first to the Tranche D Loan until repaid in full, second to the Tranche B Loan until repaid in full and third to the Tranche A Loan until repaid in full; and

(ii)

the Prepayment Premium payable with respect to such prepayment shall be the average of (x) the Prepayment Premium payable with respect to the Term Loan Prepayment calculated as if such prepayment is applied first to the Tranche A Loan until repaid in full, second to the Tranche B Loan until repaid in full, and third to the Tranche D Loan until repaid in full and (y) the Prepayment Premium payable with respect to such prepayment calculated as if such prepayment is applied first to the Tranche D Loan until repaid in full, second to the Tranche B Loan until repaid in full and third to the Tranche A Loan until repaid in full.”

(h)The Loan Agreement shall be amended by adding, in alphabetical order, the following definitions to Section 13.1 of the Loan Agreement:

““Third Amendment” means that certain Consent, Partial Release, Third Amendment to Loan Agreement, dated as of the Third Amendment Effective Date, by and among Borrower, the Collateral Agent and the Lenders party thereto.”

““Third Amendment Effective Date” means February 5, 2024.”

(i)The Loan Agreement shall be amended as set forth in Part 2 of Annex III attached hereto.

(j)Effective upon the occurrence of the Term Loan Prepayment, the Loan Agreement shall be amended by deleting in its entirety each of clause (c) of the definition of “Product” and clause (c) of the definition “Specified Product” in Section 13.1 of the Loan Agreement and replacing each with “[reserved].”

(k)The parties hereto agree that the Transfers contemplated by the Ophthalmology Transactions shall be deemed to be Permitted Transfers.

(l)The parties hereto agree that, so long as the Closing Date (as defined in the PSA) occurs, the failure of Borrower or the applicable Subsidiary to make the Term Loan Prepayment on the later of two (2) Business Days following the Closing Date (as defined in the PSA) and April 1, 2024 shall constitute an Event of Default under the Loan Agreement in respect of which cure periods provided under Section 7.2(b) of the Loan Agreement shall not apply.

(m)The parties hereto agree that, so long as any Transfers of any of the assets or properties described in Annex I to this Amendment are consummated, the failure of Borrower or the applicable Subsidiary to make the mandatory prepayment required pursuant to clause (q) of the definition of Permitted Transfers in Section 13.1 of the Loan Agreement (as amended by this Amendment) shall constitute an Event of Default under the Loan Agreement in respect of which cure periods provided under Section 7.2(b) of the Loan Agreement shall not apply.

SECTION 3.Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:

(i)Borrower has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby.

(ii)This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.

(iii)The execution, delivery and performance by Borrower of this Amendment have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Third Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.

(iv)Both before and immediately after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

(b)Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein.  By executing this Amendment, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 4.References to and Effect on Loan Agreement.  Except as specifically set forth herein, this Amendment shall not modify or in any way or affect any of the terms, conditions, covenants, representations and warranties contained in the Loan Agreement, or any of the rights of the Lenders and the Collateral Agent therein, which shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any right, power or remedy of any Lender or the Collateral Agent, or (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document.  Except as set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law.  Each of the Credit Parties acknowledges and agrees that the Specified Consent does not in any manner whatsoever limit any right of any of the Lenders or the Collateral Agent to insist upon strict compliance by Borrower with the Loan Agreement (as amended by this Amendment).

SECTION 5.Successors and Assigns.  This Amendment binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.

SECTION 6.Governing Law; Venue; Jury Trial Waiver.  This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 10 (Choice of Law, Venue and Jury Trial Waiver) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.  The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for under any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

COHERUS BIOSCIENCES, INC.,
as Borrower and a Credit Party,
on its own behalf and on behalf of each other Credit Party

By:	/s/ Dennis M. Lanfear

Name:	Dennis M. Lanfear

Title:	Chief Executive Officer

Signature Page to Consent and Third Amendment

BIOPHARMA CREDIT PLC,
as Collateral Agent

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BPCR LIMITED PARTNERSHIP,
as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as a Lender

By:	Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

Signature Page to Consent and Third Amendment

ANNEX I

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ANNEX II

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ANNEX III

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